As filed with the Securities and Exchange Commission on December 21, 2009
SEC Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
HARRIS INTERACTIVE INC.
(Exact Name of Registrant as Specified in Its Charter)
DELAWARE
(State or Other Jurisdiction of Incorporation or Organization)
16-1538028
(IRS Employer Identification No.)
161 Sixth Avenue
New York, New York 10013
(Address of Principal Executive Offices) (Zip Code)
2007 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)
Kimberly Till
President and Chief Executive Officer
Harris Interactive Inc.
161 Sixth Avenue
New York, New York 10013
(212) 539-3600
(Name, address and telephone number, including area code, of agent for service)
with copies to:

Marc H. Levin	Beth Ela Wilkens, Esq.
Senior Vice President, General Counsel and	Harris Beach PLLC
Corporate Secretary	99 Garnsey Road
Harris Interactive Inc.	Pittsford, New York 14534
161 Sixth Avenue	(585) 419-8800
New York, New York 10013
(212) 539-9585
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Securities	Amount to be	Offering Price Per	Aggregate	Registration
to be Registered	Registered(1)	Share(3)	Offering Price(2)	Fee
Common Stock, $.001 par value(3)	1,000,000	$1.07	$1,070,000	$76.29

(1)	The Registration Statement also includes an indeterminate number of additional shares that may become issuable pursuant to antidilution provisions of the 2007 Employee Stock Purchase Plan.

(2)	In accordance with Rule 457(h)(1) and 457(c) under the Securities Act of 1933, calculated on the basis of the high and low prices of the Common Stock on The NASDAQ Global Select Market on December 15, 2009.

(3)	Each share of Common Stock includes a related right (a “Right”) to purchase junior participating preferred stock of the Registrant. The Rights are not exercisable or transferable apart from the Common Stock at this time, and accordingly no independent value is attributable to such Rights.

EXPLANATORY NOTE
     Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 (this “Registration Statement”), which incorporates by reference the Registrant’s previous Registration Statement on Form S-8 (No. 333-147971) filed with the Securities and Exchange Commission (the “Commission”) on December 10, 2007, is being filed by the Registrant solely to register an additional 1,000,000 shares under the Registrant’s 2007 Employee Stock Purchase Plan. Accordingly, this Registration Statement consists only of those items required by General Instruction E to Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
     The following exhibits are filed with this Registration Statement:
5.1	Opinion of Harris Beach PLLC

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Harris Beach PLLC (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

II-3

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on this 21st day of December 2009.

HARRIS INTERACTIVE INC.
By:	/s/ Kimberly Till
Kimberly Till
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature		Title	Date
By:	/s/ Kimberly Till	President and Chief Executive Officer	December 21, 2009
	Kimberly Till	(Principal Executive Officer) and Director

By:	/s/ Eric W. Narowski	Interim Chief Financial Officer, Senior Vice	December 21, 2009
	Eric W. Narowski	President and Global Controller (Principal Financial Officer and Principal Accounting Officer)

By:	/s/ David Brodsky	Director	December 21, 2009
David Brodsky

By:	/s/ Steven L. Fingerhood	Director	December 21, 2009
Steven L. Fingerhood

By:	/s/ Stephen D. Harlan	Director	December 21, 2009
Stephen D. Harlan

By:	/s/ James R. Riedman	Director	December 21, 2009
James R. Riedman

By:	/s/ Howard L. Shecter	Director	December 21, 2009
Howard L. Shecter

By:	/s/ Antoine G. Treuille	Director	December 21, 2009
Antoine G. Treuille

II-4

EXHIBIT INDEX
5.1	Opinion of Harris Beach PLLC

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Harris Beach PLLC (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

5